Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to Planet Image International Limited of our reports dated March 28, 2025, with respect to the consolidated financial statements of Planet Image International Limited included in its Annual Report (Form 20-F) for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

/s/ HTL International, LLC
Houston, TX
May 15, 2025